INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration No. 333-111567 of Pharmaceutical Resources, Inc. of our report dated March 11, 2003, appearing in the Annual Report on Form 10-K of Pharmaceutical Resources, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Parsippany, New Jersey
March 8, 2004